As filed with the Securities and Exchange Commission on July 20, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-2101930 (IRS Employer Identification Number)

333 Fayetteville Street, Suite 700 Raleigh, North Carolina (Address of Principal Executive Offices)	27601 (Zip Code)

CAPITAL BANK CORPORATION
EQUITY INCENTIVE PLAN
 (Full title of the plan)

B. Grant Yarber, President and Chief Executive Officer
Capital Bank Corporation
333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
 (Name and address of agent for service)

(919) 645-6400
(Telephone number, including area code, of agent for service)

Copy to:
Margaret N. Rosenfeld, Esq.
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
P. O. Box 2611
Raleigh, North Carolina 27602-2611
(919) 821-1220

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share	500,000 (1)	$4.68 (2)	$2,337,500.00 (2)	$130.43 (2)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends or similar transactions.

(2)
Calculated solely for the purpose of this offering pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on July 15, 2009.

PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

This Registration Statement on Form S-8 is being filed by Capital Bank Corporation (the “Registrant”) to register an additional 500,000 shares of the Common Stock of the Registrant, no par value per share, issuable under the Equity Incentive Plan (the “Plan”). As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8 and consists of only those items required by General Instruction E to Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or a prospectus or prospectus supplement pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, the prior Registration Statements relating to the Plan, Registration No. 333-102774 filed with the Commission on January 28, 2003 and Registration No. 333-76919 filed with the Commission on April 23, 1999 and amended by post-effective amendment on January 28, 2003, remain effective, and the contents of such Registration Statements are incorporated in this Registration Statement by this reference.

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Commission on March 16, 2009;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 30, 2009 and June 26, 2009;

(c)	The Registrant’s Quarterly Report on Form 10-Q for fiscal quarter ended March 31, 2009 filed with the Commission on May 8, 2009; and

(d)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-4 filed on November 14, 2001, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

The validity of the securities being registered by this Registration Statement will be passed upon for the Registrant by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. O. A. Keller, III, the Chairman of the Board of the Registrant, is the father-in-law of an attorney at Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. that serves as principal outside counsel to the Registrant. As of the date of this Registration Statement, attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own approximately 24,350 shares of Capital Bank Corporation Common Stock.

Item 8.  Exhibits.

Exhibit No.	Description

4.1
Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-65853) filed with the Commission on October 19, 1998, as amended on November 10, 1998, December 21, 1998 and February 8, 1999)

4.2
Articles of Incorporation of the Registrant, as amended to date (incorporated by reference (1) from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-65853) filed with the Commission on October 19, 1998, as amended on November 10, 1998, December 21, 1998 and February 8, 1999 and (2) from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 15, 2008.)

4.3	Bylaws of the Registrant, as amended to date (incorporated by reference from Exhibit 3.02 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 29, 2002)

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Grant Thornton LLP

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)

24.1	Power of Attorney (Contained on signature page)

99.1	Equity Incentive Plan (incorporated by reference to Exhibit 10.02 to the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2003)

99.2
Form of Stock Award Agreement under the Capital Bank Corporation Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2007)

99.3	Form of Incentive Stock Option Agreement under the Capital Bank Corporation Equity Incentive Plan

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on this 20th day of July, 2009.

CAPITAL BANK CORPORATION

By: /s/ B. Grant Yarber
B. Grant Yarber
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints B. Grant Yarber and Michael R. Moore, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ B. Grant Yarber	President, Chief Executive Officer and Director	July 20, 2009
B. Grant Yarber	(Principal Executive Officer)
/s/ Michael R. Moore	Chief Financial Officer	July 20, 2009
Michael R. Moore	(Principal Financial Officer)
/s/ David B. Therit	Chief Accounting Officer	July 20, 2009
David B. Therit	(Principal Accounting Officer)
/s/ Charles F. Atkins	Director	July 20, 2009
Charles F. Atkins
/s/ James A. Barnwell, Jr.	Director	July 20, 2009
James A. Barnwell, Jr.
/s/ Leopold I. Cohen	Director	July 20, 2009
Leopold I. Cohen
/s/ John F. Grimes, III	Director	July 20, 2009
John F. Grimes, III

/s/ Robert L. Jones	Director	July 20, 2009
Robert L. Jones
/s/ O. A. Keller, III	Director	July 20, 2009
O. A. Keller, III
/s/ Oscar A. Keller, Jr.	Director	July 20, 2009
Oscar A. Keller, Jr.
/s/ Ernest A. Koury, Jr.	Director	July 20, 2009
Ernest A. Koury, Jr.
/s/ James G. McClure, Jr.	Director	July 20, 2009
James G. McClure, Jr.
/s/ James D. Moser, Jr.	Director	July 20, 2009
James D. Moser, Jr.
/s/ George R. Perkins, III	Director	July 20, 2009
George R. Perkins, III
/s/ Don W. Perry	Director	July 20, 2009
Don W. Perry
/s/ Carl H. Ricker, Jr.	Director	July 20, 2009
Carl H. Ricker, Jr.
/s/ Richard H. Shirley	Director	July 20, 2009
Richard H. Shirley
/s/ J. Rex Thomas	Director	July 20, 2009
J. Rex Thomas
/s/ Samuel J. Wornom, III	Director	July 20, 2009
Samuel J. Wornom, III

EXHIBIT INDEX

Exhibit No.	Description

4.1
Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-65853) filed with the Commission on October 19, 1998, as amended on November 10, 1998, December 21, 1998 and February 8, 1999)

4.2
Articles of Incorporation of the Registrant, as amended to date (incorporated by reference (1) from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-65853) filed with the Commission on October 19, 1998, as amended on November 10, 1998, December 21, 1998 and February 8, 1999 and (2) from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 15, 2008.)

4.3	Bylaws of the Registrant, as amended to date (incorporated by reference from Exhibit 3.02 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 29, 2002)

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Grant Thornton LLP

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)

24.1	Power of Attorney (Contained on signature page)

99.1	Equity Incentive Plan (incorporated by reference to Exhibit 10.02 to the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2003)

99.2
Form of Stock Award Agreement under the Capital Bank Corporation Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2007)

99.3	Form of Incentive Stock Option Agreement under the Capital Bank Corporation Equity Incentive Plan